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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        General Growth Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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SEC 1913 (02-02)

                        GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2004

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of General Growth Properties, Inc. will be held on Wednesday, May 5, 2004 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois 60606 for the following purposes:

     1. To elect three directors, each for a term of three years;

     2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2004; and

     3. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2003 Annual Report. Only stockholders of record at the close of business on March 17, 2004 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible, or follow the instructions on the proxy card for voting by telephone or over the Internet. Your proxy can be withdrawn by you at any time before it is voted.
                                   By order of the Board of Directors,

                                   /s/ Matthew Bucksbaum

                                   Chairman of the Board

Chicago, Illinois
April 5, 2004

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      1
  What is the purpose of the annual meeting?................      1
  What are the Board's voting recommendations?..............      1
  What happens if additional proposals are presented at the
     meeting?...............................................      1
  Who is entitled to vote?..................................      1
  What constitutes a quorum?................................      2
  How do I vote my shares at the annual meeting?............      2
  Can I change my vote after I return my proxy card or after
     I vote by telephone or over the Internet?..............      2
  What vote is required to approve each matter that comes
     before the meeting?....................................      2
  Who will bear the costs of soliciting votes for the
     meeting?...............................................      2
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................      3
GOVERNANCE OF THE COMPANY...................................      5
  Committees of the Board of Directors......................      5
  Stockholder Communications with the Board.................      7
  Meetings of Non-Management Directors......................      7
  Compensation of Directors.................................      7
  Compensation Committee Interlocks and Insider
     Participation..........................................      8
REPORT OF THE AUDIT COMMITTEE...............................      9
STOCK OWNERSHIP.............................................     10
  Common Stock Ownership of Certain Beneficial Owners.......     10
  Equity Ownership of Management............................     11
  Section 16(a) Beneficial Ownership Reporting Compliance...     11
EXECUTIVE OFFICERS..........................................     12
EXECUTIVE COMPENSATION......................................     13
  Summary of Cash and Certain Other Compensation............     13
  Option Grants.............................................     14
  Option Exercises and Year-End Values......................     14
  Long Term Incentive Plan Awards...........................     15
  Standard Employee Benefits................................     15
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     16
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........     19
PERFORMANCE GRAPH...........................................     20
INDEPENDENT AUDITORS........................................     21
  Fees Billed by Independent Auditors.......................     21
  Audit Committee's Pre-Approval Policies and Procedures....     21
PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT
  AUDITORS..................................................     22
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING...............     22

                        GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The Board of Directors of General Growth Properties, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held on Wednesday, May 5, 2004 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about April 5, 2004. In this proxy statement, we refer to General Growth Properties, Inc. as "General Growth," "we," "our" or the "Company."

     Unless otherwise indicated, all share amounts in this proxy statement have been adjusted to reflect the three-for-one split of the Company's common stock, which became effective December 5, 2003.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

     - the election of three directors, each for a term of three years (see page
       3); and

     - ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2004; (see page
       22).

     In addition, management will report on General Growth's performance during fiscal 2003 and respond to questions from stockholders.

What are the Board's voting recommendations?

     Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares "FOR" the election of each of the nominees to the Board and "FOR" the ratification of the auditors.

What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 17, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 217,756,631 shares of common stock outstanding and entitled to vote. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

     If you are a "record" holder of our common stock (that is, if you hold your stock in your own name in the Company's stock records maintained by our transfer agent), you may complete and sign the proxy card and return it to the Company or deliver it in person. In addition, you may vote by telephone or over the Internet by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on May 4, 2004.

     If you hold shares of our common stock in "street name" (that is, through a broker, bank or other nominee), you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.

Can I change my vote after I return my proxy card or after I vote by telephone or over the Internet?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

     The three nominees for director with the most affirmative votes cast at the annual meeting, in person or by proxy, will be elected. Abstentions and broker non-votes are not counted as votes cast for purposes of, and therefore will have no impact as to, the election of directors.

     Ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on this proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Who will bear the costs of soliciting votes for the meeting?

     General Growth will bear the entire cost of the solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our Board of Directors is currently comprised of nine members. Our bylaws divide the Board into three classes, as nearly equal in number as possible, with each class of directors serving a three-year term. The term of office of the classes of directors expires in rotation so that one class is elected at each annual meeting for a full three-year term.

     The Board of Directors, at the recommendation of the Nominating & Governance Committee, has nominated John Bucksbaum, Alan Cohen and Anthony Downs, each of whom currently serves as a member of the Board of Directors. Each of Messrs. Bucksbaum, Cohen and Downs has been nominated for a term of office commencing on the date of this year's annual meeting and ending on the date of the annual meeting in 2007.

     The Board of Directors urges you to vote "FOR" the election of John Bucksbaum, Alan Cohen and Anthony Downs as directors of the Company for terms of office ending in 2007. Proxies will be so voted unless the stockholders specify otherwise in their proxies.

     Each of the nominees has consented to serve as a member of the Board of Directors if he is re-elected. If any nominee is unable to serve if elected, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominees. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING IN 2007:

     John Bucksbaum, 47, has served as a director of the Company since 1992, and has served as our Chief Executive Officer since July 1999. From December 1992 through June 1999, Mr. Bucksbaum served as Executive Vice President of the Company. In addition, Mr. Bucksbaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Bucksbaum is a member of the board of trustees of the International Council of Shopping Centers ("ICSC"), the National Real Estate Roundtable, and the University of Chicago Hospitals, and is also a trustee of the Urban Land Institute and the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Bucksbaum is Director of the Zell/Lurie Real Estate Center at the Wharton School of the University of Pennsylvania and is a member of the executive committee of the Wharton School Advisory Board and the University of California Real Estate Center. He is also a member of the national board of World T.E.A.M Sports and the board of trustees of the United States Ski & Snowboard Team Foundation and the USA Cycling Development Foundation and the Board of Directors of USA Cycling. Mr. Bucksbaum is the son of Matthew Bucksbaum, the Chairman of the Board of the Company.

     Alan Cohen, 43, has served as a director of the Company since 2001. Since October 2002, Mr. Cohen has served as Vice President, Marketing of Airespace, Inc., a developer of wireless local area networks. From October 2001 through September 2002, he served as Vice President, Marketing of Tahoe Networks, Inc., a company specializing in networking infrastructure and operations solutions. From March 2000 to October 2001, Mr. Cohen served as Senior Director, Marketing, Service Provider Line of Business of Cisco Systems, Inc., a provider of Internet networking solutions. From June 1999 to March 2000, Mr. Cohen served as General Manager, SP Solutions, in Cisco's Customer Advocacy division and from June 1998 to June 1999, as Cisco's Director of Internet Business Solutions. Prior to joining Cisco, Mr. Cohen was employed by International Business Machines Corporation, an information technology company, acting in the capacity of Chief Marketing Executive for IBM's Global Telecommunications and Media business unit from January 1997 to June 1998 and Managing Director of B2B Electronic Commerce for IBM's Internet division from June 1995 to January 1997. Mr. Cohen serves on the advisory boards of Vista Broadband Networks, Inc., an Internet service provider, and CPlane, Inc., a company specializing in network control software products.

     Anthony Downs, 73, has served as a director of the Company since 1993. Since 1977, Mr. Downs has been a Senior Fellow at The Brookings Institution, a private, non-profit policy research center, and a self-employed speaker and writer. Mr. Downs served as an executive consultant to Salomon Brothers Inc. from 1986 to 1994 and to Aetna Realty Investors from 1977 to 1994. Mr. Downs is a life trustee of the Urban Institute and is a director of the NAACP Legal and Education Defense Fund, Inc. He is currently a member of the Urban Land Institute, the Counselors of Real Estate, the Anglo-American Real Property Institute, the American Real Estate and Urban Economics Association, the National Academy of Public Administration and the American Academy of Arts and Sciences.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2005:

     Matthew Bucksbaum, 78, has served as a director of the Company since 1986 and as Chairman of the Board since July 1995. Mr. Bucksbaum also served as our Chief Executive Officer from July 1995 through June 1999, as President of the Company from December 1992 through June 1995 and as our Secretary and Treasurer from 1986 to December 1992. Mr. Bucksbaum has served as President of General Growth Companies, Inc., of which he is the sole stockholder and director, since 1985. In addition, Mr. Bucksbaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Bucksbaum is an ex-officio trustee and former Chairman of ICSC and is a member of the Urban Land Institute and NAREIT. Mr. Bucksbaum is also a life trustee and immediate past Chairman of the Aspen Music Festival and School and is a trustee of the Chicago Symphony Orchestra. Mr. Bucksbaum is the father of John Bucksbaum, the Chief Executive Officer of the Company.

     Bernard Freibaum, 51, has served as a director of the Company since August 2003 and as Executive Vice President and Chief Financial Officer of the Company since October 1993. In addition, Mr. Freibaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. From August 1992 and prior to joining the Company, Mr. Freibaum was a consultant with Ernst & Young. From 1985 through 1992, Mr. Freibaum was Chief Financial Officer and General Counsel of Stein & Company, a real estate development and service company. From 1973 through 1985, Mr. Freibaum held various positions with Ernst & Young, American Invsco Corp. and Coopers & Lybrand L.L.P.

     Beth Stewart, 47, has served as a director of the Company since 1993. Ms. Stewart has served as Chief Executive Officer of Storetrax, Inc., a Web-based company focused on the retail real estate sector, since August 2001 and as Chairman of the Board of Storetrax since October 1999. Since December 1999, Ms. Stewart has been President of Stewart Real Estate Capital, a real estate consulting and investment firm. From December 1992 until August 2001, Ms. Stewart was a private real estate consultant and investor. From 1986 to November 1992, she served as Vice President of Goldman, Sachs & Co. Ms. Stewart is a director of Imperial Parking Corporation, a provider of parking services, Avatar Holdings Inc., a Florida-based home builder, and CarMax, Inc., a new and used car retailer.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2006:

     Robert Michaels, 60, has served as a director of the Company and as our President and Chief Operating Officer since 1995. In addition, Mr. Michaels has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Michaels is an ex-officio trustee of ICSC and also serves on the board of directors of the Center for Urban Land Economics Research at the School of Business of the University of Wisconsin-Madison and on the board of trustees of the University of South Dakota Foundation.

     Frank S. Ptak, 60, has been a director of the Company since August 2003. Since 1996, Mr. Ptak has been Vice Chairman of Illinois Tool Works, Inc., a manufacturer of fasteners, components, assemblies and systems. Mr. Ptak serves as a director of Snap-on Incorporated, a tool manufacturer.

     John Riordan, 66, has served as a director of the Company since May 2003. Since July 2003, Mr. Riordan has served as Interim Executive Director of the ICSC Educational Foundation and he also currently serves as an ex-officio trustee of the ICSC. From May 2001 through July 2003, Mr. Riordan was the Vice Chairman of ICSC and from January 1986 through May 2001 he served as President and Chief Executive Officer of ICSC.

                           GOVERNANCE OF THE COMPANY

     Pursuant to the Delaware General Corporation Law and the Company's bylaws, General Growth's business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman, the Chief Executive Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

     During 2003, the Board of Directors held 9 meetings and took action by written consent 12 times. Each of the incumbent directors attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2003. The Company encourages its Board members to attend annual meetings of its stockholders and 6 out of the Company's then 7 directors attended the Company's annual meeting of stockholders in 2003.

     The Board has adopted Corporate Governance Guidelines which, among other matters, describe the responsibilities and certain qualifications of the directors of the Company. The Corporate Governance Guidelines are posted on our website at www.generalgrowth.com in the "Investment" section under the "Corporate Governance" heading. Based upon the Board's application of the independence standards set forth in the Company's Corporate Governance Guidelines, which incorporate the independence criteria mandated by New York Stock Exchange listing standards, the Board has determined that each of Alan Cohen, Anthony Downs, Frank S. Ptak, John Riordan and Beth Stewart is independent.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Each of the committees operates under a written charter, with the exception of the Executive Committee whose duties are delegated to it by the Board of Directors from time to time. Copies of these charters can be obtained on our website at www.generalgrowth.com in the "Investment" section under the "Corporate Governance" heading. The committees of the Board of Directors and a general description of their respective duties follow:

     EXECUTIVE COMMITTEE. The members of the Executive Committee are John Bucksbaum, Matthew Bucksbaum, Robert Michaels and Beth Stewart. The Executive Committee has such authority as may be delegated to it by the Board of Directors from time to time and advises the Board with respect to such matters as the Board may direct. The Executive Committee did not meet during 2003, nor did it take any actions by written consent.

     AUDIT COMMITTEE. The current members of the Audit Committee are Anthony Downs, Frank Ptak (Chair) and Beth Stewart. The Board of Directors has determined that all of the members of the Audit Committee meet the requirements for independence and expertise, including financial literacy, under applicable New York Stock Exchange listing standards and Securities and Exchange Commission ("SEC") rules. The Board of Directors has also determined that Mr. Ptak is an "audit committee financial expert" under applicable SEC rules. One of the Company's Audit Committee members, Ms. Stewart, serves on the audit committee of three other public companies. Based on Ms. Stewart's past performance as a member and Chair of the Audit Committee and upon other relevant matters, the Board of Directors has determined that Ms. Stewart's simultaneous service on three other public company audit committees does not impair her ability to effectively serve on the Audit Committee.

     The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in February 2003 upon the recommendation of the Audit Committee. The Audit Committee held four meetings during 2003 and took one action by written consent.

     The functions of the Audit Committee include assisting the Board in monitoring the integrity of the Company's financial statements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors and the compliance by the Company with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent auditors of the Company, who report directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent auditors, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee has the authority to retain independent legal, accounting or other advisors and the Company is required to provide appropriate funding for the compensation of any such advisors. The Audit Committee is also responsible for preparing a report for inclusion in our proxy statement stating, among other things, whether our audited financial statements should be included in our Annual Report on Form 10-K. This report is set forth on page 9 of this proxy statement.

     COMPENSATION COMMITTEE. The members of the Compensation Committee are Alan Cohen (Chair), John Riordan and Beth Stewart. Each of the members of the Compensation Committee is independent under applicable New York Stock Exchange listing standards. The Compensation Committee held two meetings during 2003 and took one action by written consent.

     The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The functions of the Compensation Committee include annually reviewing and making recommendations to the Board with respect to incentive-compensation plans and equity-based plans, annually reviewing and approving the compensation of directors, determining the compensation for our Chief Executive Officer, the other executive officers and certain accounting and internal audit personnel of the Company and monitoring compliance with legal prohibitions on loans to directors and executive officers of the Company. The Compensation Committee has the sole authority to retain any compensation consultant to be used to assist it in the evaluation of director or senior executive compensation, including approval of the consultant's fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

     The Compensation Committee administers our Employee Stock Purchase Plan, our Cash Value Added Incentive Compensation Plan (the "CVA Plan"), our 1998 Incentive Stock Plan (the "1998 Plan"), our 2003 Incentive Stock Plan (the "2003 Plan") and all other incentive-compensation or equity-based plans which we may adopt from time to time. The Compensation Committee is also responsible for preparing an annual report on executive compensation for inclusion in our proxy statement. This report is set forth on page 16 of this proxy statement.

     NOMINATING & GOVERNANCE COMMITTEE. The Nominating & Governance Committee, whose current members are John Riordan (Chair), Anthony Downs and Frank Ptak, was formed in February 2003. Prior to its formation, the Board of Directors as a whole performed the functions of the Nominating & Governance Committee. Each of the members of the Nominating & Governance Committee is independent under applicable New York Stock Exchange listing standards. The Nominating & Governance Committee held five meetings in 2003 and took no actions by written consent.

     The functions of the Nominating & Governance Committee include assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders, recommending to the Board corporate governance guidelines applicable to the Company, leading the Board in its annual review of the Board's performance and recommending to the Board director nominees for each Board committee. The Nominating & Governance Committee has sole authority to retain any search firm to be used to identify director candidates, including approval of the search firm's fees and other retention terms. The Nominating & Governance Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

     In identifying and recommending nominees for positions on the Board of Directors, the Nominating & Governance Committee takes into account many factors, including those set forth under "Director Qualifications" in the Company's Corporate Governance Guidelines. Such factors include independence, diversity, age, skills, experience in the context of the needs of the Board of Directors and ability to devote adequate time to Board of Directors duties. The Nominating & Governance Committee does not set specific minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of

Directors, but rather believes that each nominee should be evaluated based on his or her merits, taking into account the needs of the Company and the composition of the Board of Directors. In identifying potential candidates for Board membership, the Nominating & Governance Committee relies on suggestions and recommendations from members of the Board, management, stockholders and others. The Nominating & Governance Committee has not previously used outside consultants to help identify potential candidates, but it may choose to do so in the future. The committee assesses which candidates appear to best fit the needs of the Board and the Company and those candidates who are so identified are interviewed and evaluated by the Nominating & Governance Committee. Nominees selected by the Nominating & Governance Committee are recommended to the full Board of Directors by the committee. After the Board of Directors has approved a nominee, the Chairman of the Board and the Chairman of the Nominating & Governance Committee extend an invitation to the nominee to join the Company's Board of Directors.

     The Nominating & Governance Committee will consider candidates recommended by stockholders if such recommendations are made in accordance with the terms of the Company's bylaws, and those candidates will be evaluated in the same manner as other candidates.

     Under our bylaws, nominations for director may be made by a stockholder entitled to vote at the annual meeting who delivers written notice, along with the additional information and materials required by our bylaws, to our Corporate Secretary at General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois, 60606, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. For our annual meeting in the year 2005, we must receive this notice on or after February 7, 2005, and on or before March 9, 2005. You may obtain a copy of our bylaws by writing to our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     Stockholders can send communications to one or more members of the Board, by writing to the Board or to specific directors at the following address:
General Growth Properties, Inc. Board of Directors, c/o Corporate Secretary, General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois, 60606. Any such communication will be promptly distributed by the corporate secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the whole Board of Directors.

MEETINGS OF NON-MANAGEMENT DIRECTORS

     The non-management directors of the Board meet in executive sessions, without any management directors in attendance, each time the Board convenes for a regularly scheduled meeting. The non-management directors rotate as the presiding director for each executive session. Stockholders or other interested persons wishing to communicate with the non-management directors may contact them at the following address: Non-Management Directors, c/o Corporate Secretary, General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois, 60606. Any such communications will be promptly distributed by the corporate secretary to the individual director or directors named in the communication or to all non-management directors if the communication is addressed to all non-management directors.

COMPENSATION OF DIRECTORS

     Directors who are our employees receive no fees for their services as directors. Non-employee directors receive an annual fee of $25,000, except that members of the Audit Committee other than its Chair receive an annual fee of $27,500, the Chair of the Audit Committee receives an annual fee of $35,000 and the Chair of the Compensation Committee receives an annual fee of $27,500. Non-employee directors receive a meeting fee of $1,000 for each Board or committee meeting attended and reimbursement of expenses incurred in attending meetings.

     Under the 2003 Plan, all non-employee directors are entitled to receive, upon joining the Board of Directors, an option to purchase 7,500 shares of our common stock having an exercise price equal to the fair market value of a share of our common stock on the date of grant. In addition, under the 2003 Plan, each non-employee director automatically receives on the first business day in January of every year, an option to purchase 7,500 shares of our common stock having an exercise price equal to the fair market value of a share of our common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has any "interlocking" relationships as defined by the Securities and Exchange Commission, in that none of them serves on the board of directors or compensation committee of any other company where an executive officer of that company is on the Board of Directors or Compensation Committee of General Growth.

     We are party to a contract with Storetrax, Inc., a web-based retail real estate listing service, pursuant to which Storetrax lists certain information about our mall properties on its website to allow brokers and retailers interested in leasing space to search for and view retail space at our properties. Beth Stewart, a member of the Compensation Committee, serves as Chief Executive Officer and Chairman of the Board of Storetrax and owns an approximate 40% equity interest in Storetrax. During fiscal 2003, we paid Storetrax aggregate fees of approximately $68,000 under the contract, and during fiscal 2004, we anticipate paying Storetrax approximately the same amount. The contract was entered into on an arms'-length basis, upon terms we believe to be no less favorable to us than those generally offered by Storetrax to other companies in our industry.

                         REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in February 2003 upon the recommendation of the Audit Committee. As mentioned above, a copy of this charter is posted on the Company's website at www.generalgrowth.com.

     The Audit Committee assists the Board in monitoring the integrity of the Company's financial statements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors and the compliance by the Company with legal and regulatory requirements. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2003 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90, which includes, among other items, matters related to the conduct of the audit of the Company's annual financial statements.

     The Audit Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors the issue of their independence from the Company and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent auditors in 2003 is compatible with maintaining the auditors' independence and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                          Respectfully submitted by the Audit
                                          Committee,

                                          Anthony Downs
                                          Frank Ptak (Chair)
                                          Beth Stewart

                                STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following sets forth, as of March 18, 2004, certain information concerning each stockholder who is known by us to beneficially own 5% or more of our outstanding common stock. The table is based upon reports on Schedules 13D or 13G filed by the stockholders with the SEC. Unless otherwise noted, each stockholder has sole voting and investment power for all shares shown.

                                                               NUMBER OF SHARES      APPROXIMATE
NAME AND ADDRESS                                              BENEFICIALLY OWNED   PERCENT OF CLASS
----------------                                              ------------------   ----------------
General Trust Company, as trustee...........................    53,971,746(1)           20.6%
  300 North Dakota Avenue
  Suite 202
  Sioux Falls, South Dakota 57104
Davis Selected Advisers, L.P. ..............................    13,973,087               6.4%(2)
  2949 East Elvira Road
  Suite 101
  Tucson, Arizona 85706

-------------------------
(1) This amount includes 45,328,909 shares of common stock issuable, in certain circumstances, upon conversion of limited partnership units in the Operating Partnership, as described in "Certain Relationships and Related Party Transactions." These units are owned by a partnership whose general partners include various trusts for which General Trust Company serves as trustee. The beneficiaries of the trusts are members of the Bucksbaum family which, for purposes hereof, include the descendants of Martin, Matthew and Maurice Bucksbaum, including John Bucksbaum, Chief Executive Officer and a director of the Company.

(2) This amount has been calculated by the Company, based solely on the information contained in the holder's Schedule 13G filed with the SEC on February 11, 2004.

EQUITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 18, 2004, by (a) each of our directors and nominees for election as directors, (b) each of our executive officers named in the Summary Compensation Table below and (c) all of our directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power for all shares shown.

DIRECTORS AND                                               NUMBER OF SHARES       APPROXIMATE
EXECUTIVE OFFICERS                                         BENEFICIALLY OWNED    PERCENT OF CLASS
------------------                                         -------------------   ----------------
Matthew Bucksbaum........................................   3,531,278(1)(2)            1.6%
John Bucksbaum...........................................     602,022(1)(3)(4)           *
Alan Cohen...............................................      21,000(4)                 *
Anthony Downs............................................      41,904(5)                 *
Bernard Freibaum.........................................   4,289,655(4)(6)            2.0%
Robert Michaels..........................................     894,196(4)                 *
Frank Ptak...............................................      15,000(4)                 *
John Riordan.............................................       4,069                    *
Beth Stewart.............................................      18,768                    *
Jean Schlemmer...........................................     148,268(4)                 *
Joel Bayer...............................................     689,952                    *
All directors and executive officers as a group (12
  persons)...............................................  10,329,867(7)               4.7%

-------------------------
 *  Represents less than 1% of our outstanding common stock.

(1) This amount does not include shares of common stock beneficially owned by General Trust Company (see "Common Stock Ownership of Certain Beneficial Owners," above).

(2) This amount includes 2,514,735 shares beneficially owned by Mr. Bucksbaum as co-trustee of the Martin Bucksbaum Marital GST Trust. However, this amount excludes 13,739 shares of common stock beneficially owned by Mr. Bucksbaum's spouse and 721,932 shares of common stock beneficially owned by the Matthew and Carolyn Bucksbaum Family Foundation, as to which Mr. Bucksbaum disclaims beneficial ownership.

(3) This amount does not include 15,359 shares of common stock beneficially owned by Mr. Bucksbaum's spouse, as to which Mr. Bucksbaum disclaims beneficial ownership.

(4) This amount includes shares of our common stock that such person has the right to acquire within 60 days after the date of this table pursuant to stock options awarded under our long-term incentive plans. These amounts are as follows: Mr. John Bucksbaum, 24,000 shares; Mr. Cohen, 21,000 shares; Mr. Freibaum, 60,000 shares; Mr. Michaels, 45,000 shares; Mr. Ptak, 15,000 shares; and Ms. Schlemmer, 113,330 shares.

(5) This amount includes 33,000 shares beneficially owned by Mr. Downs as trustee of a trust for the benefit of his spouse.

(6) This amount does not include an aggregate of 12,000 shares of common stock beneficially owned by Mr. Freibaum's spouse, as to which Mr. Freibaum disclaims beneficial ownership.

(7) This amount includes an aggregate of 289,334 shares of common stock that our directors and executive officers have the right to acquire within 60 days after the date of this table pursuant to stock options awarded under our long-term incentive plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2003.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                                      AGE                         POSITION
----                                      ---                         --------
Matthew Bucksbaum.......................  78    Chairman of the Board
John Bucksbaum..........................  47    Chief Executive Officer
Robert Michaels.........................  60    President and Chief Operating Officer
Bernard Freibaum........................  51    Executive Vice President and Chief Financial Officer
Jean Schlemmer..........................  57    Executive Vice President, Asset Management
Joel Bayer..............................  40    Senior Vice President and Chief Investment Officer
Ronald L. Gern..........................  45    Senior Vice President and Assistant Secretary

     We refer you to "Election of Directors" above for biographical information concerning Messrs. Matthew Bucksbaum, John Bucksbaum, Bernard Freibaum and Robert Michaels. Biographical information concerning our other executive officers is set forth below.

     Jean Schlemmer has served as Executive Vice President, Asset Management of the Company since April 2000. In addition, Ms. Schlemmer serves as an officer of one of our wholly-owned subsidiaries. Ms. Schlemmer also served as our Senior Vice President, Asset Management from September 1997 to April 2000, our Senior Vice President of Leasing from 1995 to September 1997, and our Vice President of Leasing from 1989 to 1995. Prior to such time, Ms. Schlemmer was the Vice President of Leasing for The Center Companies from 1986 to 1989 and, from 1984 to 1986, was the President of her own real estate company.

     Joel Bayer has served as Senior Vice President and Chief Investment Officer of the Company since May 2001, Senior Vice President -- Acquisitions of the Company from March 1998 to May 2001 and as Vice President of the Company from September 1993 to March 1998. In addition, Mr. Bayer has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. From July 1988 through August 1993, Mr. Bayer held various positions with Equity Financial and Management Company.

     Ronald L. Gern has served as Senior Vice President and Assistant Secretary of the Company since December 1997. In addition, Mr. Gern has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. From 1985 to November 1997, Mr. Gern was employed by Kravco Company, a shopping center management and development company, acting in the capacity of Vice President and General Counsel from 1990 to November 1997, and Counsel from 1985 to 1990. From 1982 to 1985, Mr. Gern was associated with the law firm of Wolf, Block, Schorr & Solis-Cohen. Mr. Gern is a member and former Chairman of the ICSC Law Conference Program Committee and a member of the American College of Real Estate Lawyers.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table discloses compensation received by our Chairman of the Board, our Chief Executive Officer and our four other most highly compensated executive officers (together, the "named executive officers") in the three most recent years.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM COMPENSATION
                                                                                    -------------------------------------------
                                                                                              AWARDS                PAYOUTS
                                                 ANNUAL COMPENSATION                --------------------------   --------------
                                     --------------------------------------------    RESTRICTED    SECURITIES
                                                                   OTHER ANNUAL     STOCK AWARDS   UNDERLYING         LTIP
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)   BONUS ($)(1)   COMPENSATION ($)       ($)        OPTIONS (#)   PAYOUTS ($)(2)
---------------------------   ----   ----------   ------------   ----------------   ------------   -----------   --------------
Matthew Bucksbaum...........  2003    $225,000            --             --                  --           --             --
  Chairman of the Board       2002    $200,000            --             --                  --           --             --
                              2001    $200,000            --             --                  --           --             --
John Bucksbaum..............  2003    $225,000            --             --                  --           --             --
  Chief Executive Officer     2002    $225,000            --             --                  --           --             --
                              2001    $225,000            --             --                  --           --             --
Robert Michaels.............  2003    $650,000      $268,270             --                  --      179,661             --
  President and Chief         2002    $600,000      $264,645             --                  --      174,069             --
  Operating Officer           2001    $550,000      $265,095             --                  --      258,708        $80,113
Bernard Freibaum............  2003    $850,000      $350,814             --          $1,015,200(3)   339,549             --
  Executive Vice President    2002    $800,000      $352,860             --          $2,490,000(4)   332,820             --
  and Chief Financial
Officer                       2001    $750,000      $361,494             --                  --      268,821        $80,113
Jean Schlemmer..............  2003    $350,000      $136,938             --                  --       61,068             --
  Executive Vice President,   2002    $325,000      $143,349             --                  --       59,223             --
  Asset Management            2001    $325,000      $156,648             --                  --       93,540        $33,728
Joel Bayer..................  2003    $400,000      $165,089             --          $  761,400(5)   137,796             --
  Senior Vice President and   2002    $360,000      $158,787             --                  --       15,753             --
  Chief Investment Officer    2001    $360,000      $173,518             --                  --       21,573        $53,408

-------------------------
(1) These bonuses represent amounts earned under the CVA Plan for the year shown and paid during the following year. For each of Mr. Michaels, Mr. Freibaum, Ms. Schlemmer and Mr. Bayer, respectively, an additional amount of $80,113, $80,113, $33,728 and $53,408 was earned during 2001 which represents half the amount credited to the bonus bank for 1999, the other half of which was earned in 2000. See footnote (2), below. The amounts credited to the "bonus bank" are "at risk" in the sense that they will either be earned by such persons over the following two years or forfeited, depending, primarily, on the extent to which future annual financial performance goals under the CVA Plan are achieved. See "Report of the Compensation Committee on Executive Compensation" for a description of the CVA Plan.

(2) The long-term incentive plan ("LTIP") payouts reported in this column represent amounts previously credited to an individual's bonus bank for 1999 (see footnote (1), above) that were paid in 2001.

(3) This amount represents the dollar value of stock awarded to Mr. Freibaum, based upon the closing price per share of our common stock on the date of grant. The value of the stock as of December 31, 2003 was $1,665,000. This stock was granted on February 4, 2003, and vested 100% on date of grant.

(4) This amount represents the dollar value of restricted stock awarded to Mr. Freibaum, based upon the closing price per share of our common stock on the date of grant. The value of the restricted stock as of December 31, 2003 was $4,162,500. This restricted stock was granted on September 16, 2002, and vests in increments of one-third on each of the first through third anniversaries of the date of grant. Dividends are paid on unvested shares.

(5) This amount represents the dollar value of restricted stock awarded to Mr. Bayer, based upon the closing price per share of our common stock on the date of grant. The value of the restricted stock as of December 31, 2003 was $1,248,750. This restricted stock was granted on February 4, 2003, and vests in increments of one-third on each of the first through third anniversaries of the date of grant. Dividends are paid on unvested shares.

OPTION GRANTS

     The following table provides information on grants of options under the 1993 Stock Incentive Plan (the "1993 Plan") to the named executive officers during 2003. The 1993 Plan, by its terms, expired on April 4, 2003. For information related to awards made under the 1998 Plan to the named executive officers during 2003, see "Long Term Incentive Plan Awards," below.

                             OPTION GRANTS IN 2003

                                        NUMBER OF     PERCENT OF
                                        SECURITIES   TOTAL OPTIONS
                                        UNDERLYING    GRANTED TO     EXERCISE OR                GRANT DATE
                                         OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION    PRESENT
NAME                                     GRANTED      FISCAL YEAR     PER SHARE       DATE       VALUE(1)
----                                    ----------   -------------   -----------   ----------   ----------
Matthew Bucksbaum.....................        --           --              --            --            --
John Bucksbaum........................        --           --              --            --            --
Robert Michaels.......................   150,000         20.5%         $16.77        2/4/13      $198,500
Bernard Freibaum......................   300,000         41.0%         $16.77        2/4/13      $396,000
Jean Schlemmer........................    45,000          6.1%         $16.77        2/4/13      $ 59,400
Joel Bayer............................   120,000         16.4%         $16.77        2/4/13      $158,400

-------------------------
(1) This amount was estimated using the Black-Scholes Option Pricing Formula on the basis of the following assumptions: expected volatility: 16.95%; risk free rate of return: 4.28%; dividend yield: 6.21%; and expected time until exercise: 9.9 years.

OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information on option exercises during 2003 by each of the named executive officers and the value of each of such officer's unexercised in-the-money options at December 31, 2003.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          NO. OF                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                          SHARES                        OPTIONS AT YEAR-END               AT YEAR-END
                         ACQUIRED        VALUE      ---------------------------   ---------------------------
                        ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                       -------------   ----------   -----------   -------------   -----------   -------------
Matthew Bucksbaum....          --              --         --              --              --             --
John Bucksbaum.......     321,000      $2,386,305     24,000               0      $  408,480     $        0
Robert Michaels......     188,730      $1,236,039          0         300,000      $        0     $3,793,350
Bernard Freibaum.....     297,369      $1,731,617          0         570,000      $        0     $7,173,175
Jean Schlemmer.......      30,291      $  238,582     69,330          93,000      $1,038,379     $1,270,965
Joel Bayer...........     189,327      $1,823,739          0          96,000      $        0     $1,054,080

     On December 31, 2003, the closing price per share of our common stock on the New York Stock Exchange was $27.75.

LONG TERM INCENTIVE PLAN AWARDS

     The following table provides information on awards under the 1998 Plan to the named executive officers during 2003.

             LONG TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                              NO. OF SECURITIES    PERFORMANCE OR
                                                                 UNDERLYING         OTHER PERIOD
                                                                   OPTIONS        UNTIL MATURATION
NAME                                                             GRANTED(1)         OR PAYOUT(2)
----                                                          -----------------   ----------------
Matthew Bucksbaum...........................................            0                --
John Bucksbaum..............................................            0                --
Robert Michaels.............................................       29,661                --
Bernard Freibaum............................................       39,549                --
Jean Schlemmer..............................................       16,068                --
Joel Bayer..................................................       17,796                --

-------------------------
(1) Awards granted during 2003 under the 1998 Plan are in the form of threshold-vesting stock options ("TSOs"), which when vested, are exercisable for shares of common stock. The exercise price of each of the TSOs shown in this column is $16.77 per share, the fair market value of one share of common stock on the date of grant.

(2) The TSOs vest, and become exercisable, if shares of common stock achieve and sustain a threshold market price of $23.52 per share for at least 20 consecutive trading days at any time over the five years following the date of grant (i.e., on or before February 4, 2007). These TSOs vested on October 24, 2003 and they will be exercisable until February 4, 2012, at which time they will expire.

STANDARD EMPLOYEE BENEFITS

     During 2003, we contributed toward the cost of health, life and disability insurance for our employees as part of a standard employee benefit package. We also provided employees the opportunity to contribute pre-tax salary (subject to applicable limitations) to a company-sponsored 401(k) plan. With the exception of Matthew Bucksbaum, each of the named executive officers chose to contribute a portion of his or her salary to the 401(k) plan during 2003, and we made a matching contribution of $10,000 pursuant to the terms of the 401(k) plan applicable to all participants on behalf of each of Messrs. John Bucksbaum, Michaels, Freibaum and Bayer and Ms. Schlemmer.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     GENERAL. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, whose current members are Alan Cohen (Chair), John Riordan and Beth Stewart. The Compensation Committee's responsibilities include, among others, determining the level of compensation paid to our Chief Executive Officer, approving the level of compensation paid to our other executive officers and determining awards under, and administering, our Employee Stock Purchase Plan, the CVA Plan, the 1998 Plan, the 2003 Plan and all other incentive-compensation or equity-based plans which the Company may adopt from time to time.

     EXECUTIVE COMPENSATION POLICY. The Company's compensation policy for executive officers consists of three key elements:

     - a base salary,

     - a performance-based annual bonus comprised of both cash and stock options, and

     - periodic grants of stock, stock options and restricted stock.

     The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to recruit and retain highly-qualified individuals by providing them with a compensation package which is competitive and has financial incentives which are aligned with the Company's performance. Under this approach, compensation for these officers involves a portion of pay that is "at risk" -- namely, the annual cash and stock option bonus. The annual bonus is variable and is based on a measure of Company performance known as "cash value added," as described below. Annual stock option awards relate a significant portion of an employee's long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

     BASE SALARY. In establishing the base salary paid to each of our executive officers for fiscal 2003, the Compensation Committee reviewed the compensation paid by comparable REITs to their executive officers and determined it to be in the best interests of the Company and our stockholders for our executive officers, in all but a few cases, to be generally in the mid portion of the range. The Compensation Committee also took into account such factors as a subjective assessment of the nature of the position, the contribution and experience of the executive officer, and the length of the executive officer's service to the Company.

     ANNUAL BONUS. Since its adoption in 1998, bonus awards for the Company's executive officers have generally been determined in accordance with the CVA Plan. The purpose of the CVA Plan is to provide additional incentive compensation to participants by relating the financial reward of such participants to the increase in the value of the Company realized by its stockholders. To date, various members of management of the Company and certain of its affiliates (excluding Matthew Bucksbaum and John Bucksbaum) have been designated by the Compensation Committee as participants under the CVA Plan.

     In general, "cash value added" or "CVA" is determined to be the excess of net operating income over a capital charge that is intended to represent the return expected by the providers of the Company's capital. The Compensation Committee believes that increases in CVA represent a performance standard that is closely coordinated with increases in stockholder value.

     The CVA Plan is intended to provide a target incentive award generally ranging from between 1% and 50% of salary for participants. Under the CVA Plan, the annual bonus award for a participant for a particular year is generally equal to base salary times target incentive award times performance factor (although the Compensation Committee may retain the discretion to determine whether a participant receives all or a portion of such award). The performance factor is determined by reference to the amount of improvement or deterioration in CVA measured against established targets based, in part, on prior performance. The performance factor calculation will produce an amount in excess of the target incentive award if actual CVA exceeds targeted CVA and will produce an amount which is less than the target incentive award if actual CVA is less than targeted CVA.

     The CVA Plan provides the opportunity for enhanced bonuses, but also uses a "bonus bank" feature to ensure that increases in CVA are sustained before extraordinary bonus awards are paid out. Each year, two-thirds of any annual bonus award in excess of 125% of the target incentive award is added to the outstanding bonus bank balance. The bonus paid to a participant is equal to the annual bonus award for the year, up to a maximum of 125% of the target incentive award, plus one-third of the annual bonus award in excess of 125% of the target incentive award. In addition, amounts added to the bonus bank in any year are paid in equal installments over the following two years, unless that amount is forfeited under the "at risk" rules of the CVA Plan. A bonus bank balance is considered "at risk" in the sense that in any year the annual bonus award is negative, the negative annual bonus award amount will be subtracted from the outstanding bonus bank balance.

     The 1998 Plan generally has been integrated with the CVA Plan. Under the 1998 Plan, the Compensation Committee is authorized to grant to employees of the Company, its subsidiaries and affiliates (other than Matthew Bucksbaum and John Bucksbaum) stock incentive awards in the form of threshold-vesting stock options ("TSOs"). In any particular year, the number of TSOs to be granted to a participant under the 1998 Plan will be determined, generally, by multiplying a participant's annual bonus award under the CVA Plan by a percentage specified by the Compensation Committee and then dividing the resulting amount by 10% of the fair market value of a share of common stock on the date the option is granted. An option granted under the 1998 Plan generally vests after the fair market value of a share of common stock has sustained a target price level for at least 20 consecutive trading days within the five-year period following the date of grant of the option.

     Compensation under the 1998 Plan is intended to reinforce the attainment of annual performance goals while encouraging sustained profitable long-term growth. We believe that the 1998 Plan accomplishes this by providing a portion of annual compensation in options to purchase common stock, the vesting of which is tied directly to a sustained increase in our economic value to our stockholders. By doing so, the 1998 Plan aligns the interests of our management employees with those of our stockholders.

     OTHER AWARDS. Stock option awards under the 1993 Plan have historically been, and under the 2003 Plan are expected to continue to be, an important element of our compensation program and have generally been made to our executive officers either as an inducement to join the Company or in recognition of exceptional performance. Particular awards have generally been made without specific reference to any aspect of the Company's performance at such time. Rather, the Chief Executive Officer has recommended to the Compensation Committee the size of a particular award based upon a subjective assessments of factors such as job responsibilities undertaken and efforts expended on behalf of the Company, contributions to the Company and leadership qualities. Options granted to executive officers pursuant to the 1993 Plan had an exercise price equal to the fair market value of the common stock on the date of grant, are for 10-year terms and generally vest in either 33 1/3% or 20% annual increments from the date of grant, and options to be granted under the 2003 Plan are expected to have similar terms.

     From time to time, the Compensation Committee has granted awards of restricted stock under the 1993 Plan to our executive officers in recognition, primarily, of exceptional performance and as a means of rewarding, motivating and retaining the leadership talent essential for the Company's success. The terms of these restricted stock awards have varied from individual to individual. The Company granted awards of an aggregate of 105,000 shares of restricted stock under the 1993 Plan.

     In May 2003, the stockholders of the Company approved the adoption of the 2003 Plan. The 2003 Plan replaces the 1993 Plan which, by its terms, expired on April 4, 2003. The 2003 Plan provides for awards to be made in the form of stock options and restricted stock. The Company did not grant any options under the 2003 Plan in fiscal year 2003.

     COMPENSATION OF MATTHEW AND JOHN BUCKSBAUM. In establishing the compensation to be paid to each of Matthew Bucksbaum and John Bucksbaum for fiscal 2003, the Compensation Committee noted that their salaries were originally established at subjective levels prior to the Company's initial public offering in 1993 and, at the request of Matthew Bucksbaum and John Bucksbaum, had only been moderately adjusted since such time. The Compensation Committee also recognized the unique position occupied by each of Matthew

Bucksbaum and John Bucksbaum by virtue of the Bucksbaums' ownership of an approximate 17.1% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and their rights to increase their ownership in the Company, primarily as trust beneficiaries, to up to 25% of our outstanding common stock by converting a portion of the units representing their limited partnership interest in the Operating Partnership into shares of common stock. See "Stock Ownership -- Common Stock Ownership of Certain Beneficial Owners," "Stock Ownership -- Equity Ownership of Management," and "Certain Relationships and Related Party Transactions." Accordingly, the compensation paid to Matthew Bucksbaum and John Bucksbaum during 2003 was not based upon, and had no specific relation to, the Company's performance during such period. In addition, John Bucksbaum declined to accept a salary increase or bonus payment from the Company during each of the last three years.

     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Respectfully submitted by the
                                          Compensation
                                          Committee,

                                          Alan Cohen (Chair)(1)
                                          John Riordan(2)
                                          Beth Stewart

-------------------------
(1) Chair effective February 12, 2004.

(2) Member effective February 12, 2004.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The Company is the general partner of the Operating Partnership and is currently the owner of an approximate 79.6% interest in the Operating Partnership. Members of the Bucksbaum family currently own an approximate 17.1% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and hold certain rights to increase their ownership in the Company, primarily as trust beneficiaries, by converting a portion of the units representing their interests in the Operating Partnership into shares of our common stock representing up to 25% of the outstanding common stock and, subject to certain limitations, by selling their remaining interests in the Operating Partnership, if any, to us for cash or common stock, or a combination thereof, at our election.

     Prior to April 30, 2002, we had made a loan program available to our executive officers in order to facilitate their exercise of options to purchase shares of our common stock. Pursuant to the loan program, each of Bernard Freibaum, Robert Michaels and Joel Bayer had issued a promissory note to us which, as of April 30, 2002, had an outstanding balance (including accrued interest) of $17,421,687, in the case of Mr. Freibaum, $6,087,901, in the case of Mr. Michaels, and $3,588,377, in the case of Mr. Bayer. As of April 30, 2002, the Board of Directors, upon the recommendation of the Compensation Committee, terminated the availability of the loan program on an on-going basis, and restructured each executive officer's note by requiring the repayment in cash of no less than 60% of the principal balance and 100% of the accrued interest due on such note as of April 30, 2002. The remaining amount due on the officer's note was represented by a new promissory note in the aggregate principal amount of $6,930,000, in the case of Mr. Freibaum, $2,000,000, in the case of Mr. Michaels, and $1,210,571, in the case of Mr. Bayer.

     The largest aggregate amount of debt outstanding during the 2003 fiscal year for Mr. Friebaum's note was $6,270,000, for Mr. Michaels' note was $1,309,524 and for Mr. Bayer's note was $1,095,279. As of March 31, 2004, the outstanding balance on Mr. Freibaum's note was $5,115,000; the outstanding balance on Mr. Michaels' note was $976,191, and the outstanding balance on Mr. Bayer's note was $893,517. These notes, which bear interest at a rate per annum equal to LIBOR plus 125 basis points (2.35% at March 31, 2004), are full recourse to the executive officers, provide for monthly payments of principal and interest and mature in May 2009 or within 90 days of the officer's separation from the Company.

     General Growth Companies, Inc., a Delaware corporation whose sole stockholder and director is Matthew Bucksbaum, owns an undivided interest in two airplanes which were used during 2003 for business travel by certain of our executive officers, employees and third parties on company business. Aircraft expenses incurred and paid or payable by us to General Growth Companies, Inc. in connection with such business travel during 2003 were $819,227.

     We are party to a contract with Storetrax, Inc., a web-based retail real estate listing service, whereby Storetrax lists certain information about our mall properties on its website to allow brokers and retailers interested in leasing space to search for and view retail space at our properties. Beth Stewart, a director of General Growth, serves as Chief Executive Officer and Chairman of the Board of Storetrax and owns an approximate 40% equity interest in Storetrax. During fiscal 2003, we paid Storetrax aggregate fees of approximately $68,000 under the contract, and during fiscal 2004, we anticipate paying Storetrax approximately the same amount. The contract was entered into on an arms'-length basis, upon terms we believe to be no less favorable to us than those generally offered by Storetrax to other companies in our industry.

     Because of the Internal Revenue Code's ownership requirements for REITs, certain of our executive officers, certain trusts for the benefit of the Bucksbaums and certain of our employees purchase, or in the case of employees, receive as additional compensation, from time to time, a preferred stock ownership interest in one or more private REITs in which the Company and/or the Operating Partnership has an interest. While the aggregate value of all such preferred stock ownership interests may exceed $60,000 at any time, no individual's ownership interest in such preferred stock exceeds $60,000 at any time.

                               PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total stockholder return assuming the investment of $100 on January 1, 1999 (and the reinvestment of dividends thereafter) in each of General Growth's common stock, the S&P 500 Stock Index, the NAREIT All Equity REIT Index, General Growth's present peer group (the "2003 Peers") and the peer group reported in General Growth's prior proxy statement (the "2002 Peers"). The 2002 Peers were comprised of General Growth, CBL & Associates Properties, Inc., Crown American Realty Trust, The Macerich Company, Taubman Centers, Inc., Simon Property Group, Inc., Glimcher Realty Trust, The Mills Corporation and the Rouse Company. The 2003 Peers are comprised of the same companies as the 2002 Peers, with the exception of Crown American Realty Trust, which was replaced in the 2003 Peers by Pennsylvania Real Estate Investment Trust. The comparisons in the graph below are not intended to forecast the possible future performance of our common stock.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

                                                               PERIOD ENDING
INDEX                                 12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
General Growth Properties, Inc.        100.00      78.25     108.20     123.27     175.03     294.65
S&P 500                                100.00     121.11     110.34      97.32      75.75      97.40
NAREIT All Equity REIT Index           100.00      95.38     120.53     137.32     142.57     195.51
General Growth Properties 2002 Peers   100.00      85.17     101.50     133.88     167.15     254.65
General Growth Properties 2003 Peers   100.00      85.13     101.93     134.49     167.78     255.68

                              INDEPENDENT AUDITORS

     Set forth below is a description of the fees paid by the Company to Deloitte & Touche LLP for the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 and fees billed for other services rendered by Deloitte & Touche LLP for those periods. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement should they so desire.

FEES BILLED BY INDEPENDENT AUDITORS

     Total fees billed to the Company by Deloitte & Touche LLP for fiscal years ended December 31, 2003 and 2002 aggregated $2,341,000 and $4,458,000, respectively, and were comprised of the following:

     AUDIT FEES. The aggregate fees billed for services rendered in connection with the audit of the Company's annual financial statements, audits of certain unconsolidated affiliates of the Company, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and consents were $894,000 for the fiscal year ended December 31, 2003 and $510,000 for the fiscal year ended December 31, 2002.

     AUDIT-RELATED FEES. The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2003 and 2002, were $239,000 and $65,000, respectively. These fees related to audits in connection with acquisitions, audits of the Company's retirement savings plan, stand-alone audits required by certain lenders of the Company, operating expense audits required by tenants of one of the Company's properties and Sarbanes-Oxley Act
Section 404 advisory services.

     TAX FEES. The aggregate fees billed for tax services for the fiscal years ended December 31, 2003 and 2002 were $508,000 and $425,000 respectively. These fees related to tax compliance services, tax planning services and federal and state tax consultation. Fees totaling $271,000 for cost segregation services performed in 2002 have been reclassified for 2002 as "other fees" from their prior classification as "tax fees" in order to conform with the presentation of fees for similar services in 2003.

     ALL OTHER FEES. The aggregate fees billed for all other services for the fiscal years ended December 31, 2003 and 2002 were $700,000 and $3,458,000 respectively. These non-audit services related to completion of the financial information systems design and implementation which was commenced in 2000, lease review services and cost segregation studies on completed acquisitions. Services relating to the financial information systems design and implementation were completed by the second quarter of 2003.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

     In February 2003, the Board of Directors, upon the recommendation of the Audit Committee, adopted an amended and restated Audit Committee Charter which requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent auditors, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. Pre-approval is typically provided at regularly scheduled Audit Committee meetings, but the Audit Committee has delegated to its Chair the authority to grant specific pre-approval between meetings as necessary, provided the matter is then presented to the full Audit Committee at the next scheduled meeting. The Audit Committee has granted pre-approval for routine and recurring audit, non-audit and tax services, in each case with fees less than $10,000, so long as the services are directly related to the performance of specifically pre-approved services and that the performance and cost of each such service is promptly reported to the Audit Committee.

     In pre-approving the services generating fees in 2003, the Audit Committee has not relied on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

        PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has selected Deloitte & Touche LLP as the Company's independent auditors to conduct the audit of the Company's financial statements for the fiscal year ending December 31, 2004. Deloitte & Touche LLP, a registered accounting firm, also served as the Company's independent auditors for the fiscal years ended December 31, 2003 and 2002. We are submitting the selection of independent auditors for shareholder ratification at the Annual Meeting.

     Although ratification by stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that a policy of requesting ratification by stockholders of its selection of independent auditors is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

     The Board of Directors recommends a vote "FOR" ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

                 STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Notice of any stockholder proposal that is intended to be included in our proxy statement and form of proxy for next year's annual meeting must be received by us at our principal executive offices no later than December 6, 2004. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the persons named in the proxy for the next annual meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting and that is not described in the proxy statement for such meeting if we receive notice before February 7, 2005 or after March 9, 2005 that such matter would be raised at the meeting. Any notices regarding stockholder proposals must be received by us at our principal executive offices at 110 North Wacker Drive, Chicago, Illinois, 60606, Attention: Corporate Secretary.

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




GENERAL GROWTH PROPERTIES, INC.                                                                                               PROXY
------------------------------------------------------------------------------------------------------------------------------------

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Matthew Bucksbaum, John Bucksbaum and Marshall E. Eisenberg, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.01 par value, of GENERAL GROWTH PROPERTIES, INC., standing in the name of the undersigned on the Company's books at the close of business on March 17, 2004, at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, 110 North Wacker Drive, Chicago, Illinois, at 9:00 a.m., local time, on May 5, 2004, or at any postponement(s) or adjournment(s) thereof, as follows:

     The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournment(s)) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL
MEETING.


                             ------------------------------------------------------------------------
                             Address Change/Comments (Mark the corresponding box on the reverse side)
                             ------------------------------------------------------------------------



                            ---------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                      - FOLD AND DETACH HERE -

                              YOU CAN NOW ACCESS YOUR GENERAL GROWTH PROPERTIES, INC. ACCOUNT ONLINE.

Access your General Growth Properties, Inc. stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for General Growth Properties, Inc. now makes it easy and convenient to get current information on your shareholder account.


                o View account status                                          o view payment history for dividends
                o View certificate history                                     o Make address changes
                o View book-entry information                                  o Obtain a duplicate 1099 tax form
                                                                               o Establish/change your PIN


                                     VISIT US ON THE WEB At http://www.mellowinvestor.com
                                             CALL 1-877-978-7778 BETWEEN 9AM-7PM
                                                 MONDAY-FRIDAY EASTERN TIME







                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2:                 Please        [ ]
                                                                                                                   Mark Here
                                                                                                                   for Address
                                                                                                                   Change or
                                                                                                                   Comments
                                                                                                                   SEE REVERSE SIDE

                          FOR all nominees        WITHHOLD AUTHORITY
                            listed to the          to vote for all
                           left (except as         nominees listed
                       marked to the contrary        to the left                                         FOR    AGAINST    ABSTAIN

1. ELECTION OF DIRECTORS:       [  ]                  [ ]             2. Ratification of the              [ ]      [ ]       [ ]
                                                                         selection of
   NOMINEES:                                                             independent auditors.
   01 John Bucksbaum
   02 Alan Cohen                                                      3. In their discretion, the proxies are authorized to vote
   03 Anthony Downs                                                      upon such other business as may properly come before the
                                                                         meeting or any postponement(s) or adjournment(s) thereof.


(Instruction: To withhold authority to vote for any                    CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING MATERIALS AND
individual nominee, write that nominee's name on the                   SHAREHOLDER COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND FAST!
space provided below.)                                                 Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

---------------------------------------------------------                            Mark here if you plan to attend the meeting { ]




Signature____________________________ Signature ___________________________________________ Date____________________________________

     (Please sign this proxy as your name appears on the Company's corporate records. Joint owners should each sign personally.
             Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -

                                               Vote by Internet or Telephone or Mail
                                                   24 Hours a Day, 7 Days a Week

                              Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

                YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                       AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.



------------------------------------               ---------------------------------                 -------------------------------
              Internet                                         Telephone                                           Mail
     http://www.eproxy.com/ggp                              1-800-435-6710                                 Mark, sign and date
                                                                                                              your proxy card
Use the Internet to vote your proxy.               Use any touch-tone telephone to                                 and
 Have your proxy card in hand when        OR       vote your proxy. Have your proxy        OR               return it in the
      you access the web site.                       card in hand when you call.                     enclosed postage-paid envelope.
------------------------------------               ---------------------------------                 -------------------------------


                                        IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                           YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.



YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT: http://www.generalgrowth.com


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